UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2016

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33092	04-2825458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 2, 2016, LeMaitre Vascular, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 18,339,704 shares of the Company’s common stock were entitled to vote as of April 8, 2016, the record date for the Annual Meeting, of which 16,469,212 shares were present in person or represented by proxy at the Annual Meeting.

(b) Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of two Class I directors nominated by the Board of Directors for three-year terms; (ii) an advisory vote on the compensation of the Company’s named executive officers; and (iii) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016.

Set forth below is information concerning each matter submitted to a vote at the Annual Meeting.

Proposal No. 1 – Election of Directors

By a majority of votes cast, the stockholders elected the following two nominees as Class I directors for a term of three years expiring upon the 2019 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. George W. LeMaitre received a vote of 13,407,553 shares for, 863,895 shares withheld and 2,197,764 broker non-votes. David B. Roberts received a vote of 13,376,904 shares for, 894,544 shares withheld and 2,197,764 broker non-votes.

Proposal No. 2 – Advisory Vote on Executive Compensation

By a majority of votes cast, the stockholders approved, on an advisory basis, the Company’s executive compensation by a vote of 14,200,640 shares for and 41,643 shares against, with 29,165 shares abstaining and 2,197,764 broker non-votes.

Proposal No. 3 – Ratification of the Selection of Independent Registered Public Accounting Firm

By a majority of votes cast, the stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by a vote of 16,442,919 shares for and 12,783 shares against, with 13,510 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: June 7, 2016	By	/s/ Joseph P. Pellegrino, Jr.
Name: Joseph P. Pellegrino, Jr.
Title: Chief Financial Officer and Secretary